UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Technology Drive, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 12, 2011, the U.S. Food and Drug Administration (the “FDA”) approved a generic version of twice-daily bromfenac ophthalmic solution 0.09%, which is substitutable for ISTA Pharmaceuticals, Inc.’s (the “Company”) twice-daily XIBROM (bromfenac ophthalmic solution)® 0.09% (“XIBROM”). The Company stopped shipping twice-daily XIBROM after February 28, 2011. As previously disclosed, in 2010, the Company replaced twice-daily XIBROM with once-daily BROMDAY™ (bromfenac sodium ophthalmic solution) 0.09% (“BROMDAY”). BROMDAY was granted three years of marketing exclusivity until October 2013 under the Drug Price Competition and Patent Term Restoration Act, commonly known as the Hatch-Waxman Act.

Item 7.01	Regulation FD Disclosure.

In light of the Company’s conversion of more than 84% of its new prescription business to BROMDAY from XIBROM prior to the FDA’s approval of a generic version of twice-daily bromfenac ophthalmic solution 0.09%, the Company reiterates its guidance with respect to the ranges for net revenues and non-GAAP adjusted cash net income for 2011 previously disclosed.

The information set forth in this Item 7.01 is furnished to, but shall not be deemed “filed” with, the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Item 8.01	Other Events.

Update on Citizen Petitions

As previously reported, on June 20, 2008, the Company submitted a citizen petition (the “2008 Citizen Petition”) to the FDA requesting that the FDA require that any applications for ophthalmic drug products containing bromfenac sodium contain certain information demonstrating safety, effectiveness and, if applicable, bioequivalence to XIBROM. On May 11, 2011, the Company received a letter from the FDA indicating that the 2008 Petition was largely denied.

Also as previously reported, on March 1, 2011, the Company submitted another citizen petition (the “2011 Citizen Petition”) to the FDA requesting that the FDA refrain from granting tentative or final approval of any abbreviated new drug application (an “ANDA”) for bromfenac sodium ophthalmic solution 0.09% that utilizes the labeling for discontinued XIBROM or omits any portion of the BROMDAY label relating to the once-per-day dosing. On May 11, 2011, the Company received a letter from the FDA indicating that the 2011 Citizen Petition was denied.

Litigation

On May 13, 2011, the Company lodged a complaint in the U.S. District Court for the District of Columbia (the “Court”) alleging that the FDA’s approval of an ANDA for bromfenac sodium was arbitrary, capricious and contrary to law. Also on May 13, 2011, the Company lodged papers with the Court seeking a temporary restraining order and preliminary injunction mandating rescission of the approval.

Updated Risk Factor

The Company hereby updates the third risk factor listed under the heading “Risks Related to Our Business” in its Annual Report on Form 10-K for the year ended December 31, 2010 to read in its entirety as follows:

If generic manufacturers obtain approval for generic versions of our products, our business, results of operations and financial condition may suffer.

In January 2009, the patent on XIBROM expired, and we lost regulatory exclusivity for XIBROM. Because of the patent expiration, competitors became eligible to receive approval for ANDAs for ophthalmic formulations of bromfenac with indications identical to XIBROM. Generic manufacturers pursuing ANDA approval are not required to conduct costly and time-consuming clinical trials to establish the safety and efficacy of their products; rather, they are permitted to rely on the innovator’s data regarding safety and efficacy. Thus, generic manufacturers can sell their products at prices much lower than those charged by innovative pharmaceutical companies who have incurred substantial expenses associated with the research and development of the product. On May 12, 2011, the FDA approved a generic version of twice-daily bromfenac ophthalmic solution 0.09%, which is substitutable for twice-daily XIBROM. We stopped shipping XIBROM after February 28, 2011. The introduction of a generic version of XIBROM could have an adverse impact on our business, results of operations and financial condition.

In addition, on October 16, 2010, the FDA approved BROMDAY for the treatment of postoperative inflammation and reduction of ocular pain in patients who have undergone cataract extractions. We were granted three years of marketing exclusivity under the Drug Price Competition and Patent Term Restoration Act, commonly known as the Hatch-Waxman Act. We launched BROMDAY in November 2010 and we focused our sales and marketing efforts on encouraging physicians to transition from prescribing twice-daily XIBROM to prescribing once-daily BROMDAY. We discontinued shipping XIBROM after February 28, 2011. There can be no assurances that we will be able to generate revenues from BROMDAY similar to the levels achieved from sales of XIBROM.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

May 16, 2011	By:	/s/ Lauren P. Silvernail
Chief Financial Officer and Vice President, Corporate Development